Exhibit 10.23

SUBORDINATED LOAN AND FUNDING AGREEMENT

This Agreement made between Business Ventures Corp. a Delaware corporation (“BVC”) and __________________ (the “Lender”) dated as of April __, 2019.

Background:

a. BVC is actively pursuing the structuring of a transaction involving the organization of a platform for the consolidation of the commercial flooring contracting industry through the combination of six existing flooring contracting companies with a newly-created Delaware corporation, Flooring Consolidation Corp. (“FCC”), and the financing of the combined business through the issuance of FCC’s securities to the public in an IPO (as defined in paragraph 1 hereof).

b. The Lender desires to provide bridge financing to BVC for purposes of enabling BVC to develop FCC’s business plan and to finance the costs and expenses associated with the IPO, including but not limited to fees and expenses of counsel, accountants, public relations consultants, and registration expenses, subject to the terms and conditions of this Agreement.

Now, therefore, in consideration of the mutual promises, the parties agree as follows:

1. Definitions. As used in this Agreement, the following terms have these meanings:

Contract means any legally binding contract, agreement, obligation, promise or undertaking (whether written or oral, and whether express or implied).

Common Stock means FCC’s common stock, par value $.01 per share.

IPO means the initial public offering of FCC’s Common Stock pursuant to a registered underwritten public offering.

IPO Price means the sales price of a share of Common Stock on the Nasdaq National Market or other national securities exchange on the date of FCC’s IPO.

Loan shall mean any amount advanced from time to time by Lender to BVC, as requested by BVC under this Agreement.

2. Loans and Notes.

(a) Loan Commitment. Subject to and upon the terms and conditions of this agreement, Lender commits to lend to BVC the maximum amount of $__________ (the “Loan Commitment Amount”), in such sub-amounts as from time to time requested by BVC (each a “Loan”), which initial sub-amount of $__________shall be delivered by Lender upon execution and delivery of this Agreement.

(b) Interest. Interest shall accrue on each Loan at the annual rate of six percent (6%) from disbursement of any Loan and, subject to the terms of each Note, shall be payable in full at the time of the repayment of the outstanding principal balance of the Loan.

(c) Maturity. The outstanding principal balance of each Loan, together with accrued but unpaid interest, shall be due and payable on the earlier of (i) 10 days after FCC’s completion of its IPO or (ii) March 1, 2020.

(d) Non-Recourse. All Loans made hereunder to BVC shall be strictly non-recourse and shall be payable solely from the proceeds of FCC’s IPO which are payable to BVC pursuant to a promissory note in the amount up to $2,000,000 that has been executed and delivered by FCC in favor of BVC contemporaneously herewith.

(e) Subordination. Each Loan shall be subject and subordinate to (i) BVC’s indebtedness to its trade creditors and (ii) to all debt of BVC for borrowed money that is not expressly stated to be subordinated indebtedness.

(f) Note. Each Loan shall be evidenced by a note from BVC in the form of the subordinated note attached as Exhibit A (a “Note”).

(g) Ranking of Loans. This Agreement is part of a series of Subordinated Loan and Funding Agreements and Investor Subordinated Non-Recourse Notes that are substantially similar to this Agreement and that are entered into by BVC and a group of investors (the “Investor Group”) for loans in units of $100,000 (or such lesser amounts as BVC in its sole discretion may determine) (the “Series”), and in an aggregate amount not to exceed $2,000,000. All loans in this Series shall rank pari passu with all other loans in this Series.

3. Common Stock.

As an inducement to the Lender to make the Loan, and in addition to the payment of the principal and interest in accordance with this Agreement and the Note, FCC’s founders, Steven P. Colmar as Trustee for The Austin Trust dated January 1, 2006, Richard Rees, Julian Colmar and Craig Colmar (the “Founders”), who collectively own and control 100% of FCC’s Common Stock as of the date hereof, agree that, within 10 days of FCC’s IPO, they will transfer (on a pro-rata basis) to Lender that number of shares of Common Stock of FCC, that has an aggregate value at the IPO price equal to a multiple of the Lender’s then outstanding Loans (including accrued but unpaid interest) ranging between 100% and 200% thereof, determined by the percentage of the difference between $7 and $10 represented by the IPO price, up to a maximum of 100%. Example 1: The IPO price is $8.50, which represents 50% of the difference between $7 and $10, and therefore 50% of the difference between 100% and 200%. Accordingly, the Lender will receive that number of shares of FCC’s common stock having a value of 150% of the aggregate value of the Lender’s then outstanding Loans, including accrued but unpaid interest. Example 2: The IPO price is $11, which represents 100% of the difference between $7 and $10, up to a maximum of 100%, and therefore 100% of the difference between 100% and 200%. Accordingly, the Lender will receive that number of shares of FCC’s common stock having a value of 200% of the aggregate value of the Lender’s then outstanding Loans, including accrued but unpaid interest.

The formula stated above assumes an IPO target price of $10 per share. In the event that, due to market conditions and/or at the advice of FCC’s underwriters, FCC is recapitalized such that the IPO target price changes (the “Alternative Target IPO Price”)(for example, FCC issues a smaller number of shares at a higher IPO price or a larger number of shares at a lower IPO price), then the formula set forth above for transfer of FCC shares to the Lender shall be applied proportionately to the Alternative Target IPO Price so as to yield the same result as if the IPO target price remained $10 per share.

4. BVC’s Representations and Warranties. In order to induce the Lender to enter into this Agreement, BVC represents and warrants to the Lender that the statements in this Paragraph 4 are true and correct in all material respects as of the date of this Agreement, and will be true and correct in all material respects as of the date of disbursement of each Loan as if made on and as of the date of disbursement:

(a) BVC has the corporate right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement, and BVC’s execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action.

(b) This Agreement constitutes, and upon BVC’s execution and delivery of each Note, each Note will constitute, a legal, valid and binding obligation of BVC, enforceable against it in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and by legal and equitable limitation on the availability of specific remedies).

(c) BVC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts.

(d) BVC’s execution, delivery and performance of this Agreement will not, either directly or indirectly (with or without notice or the passage of time or both): (i) violate or conflict with any organizational document of BVC or any resolution adopted by its board of directors or stockholders; or (ii) result in a breach of or default by BVC under any contract.

(e) BVC’s execution, delivery and performance of this Agreement do not require any notice to, filing with, permit from or other consent or approval of any governmental body or other person.

5. Conditions to Loans. The obligation of the Lender to make any Loan that the Lender is otherwise required to make under this Agreement is subject to satisfaction of both of the following conditions:

(a) BVC is not in breach or default under any provision of this Agreement or under any Note that it may have delivered pursuant to this Agreement; and

(b) BVC’s representations and warranties in Paragraph 4 are true and correct in all material respects as of the date of disbursement of the Loan as if made on and as of the date of disbursement.

6. Lender’s Representations and Warranties. The Lender represents and warrants to BVC in respect to Lender’s acquisition of the Notes and the FCC Common Stock as follows:

(a) The Lender is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended.

(b) The Lender is acquiring the Notes and the FCC Common Stock for its own account as principal, for investment purposes, and not with a present view to the further sale or distribution of the Notes or the shares of FCC Common Stock issuable pursuant to the terms of this Agreement.

(c) The Lender acknowledges that the Notes and the shares of Common Stock issuable pursuant to the terms of this Agreement, will not have been registered under the Securities Act of 1933, as amended, or registered or qualified under any state securities laws.

(d) The Lender has been advised that (i) the offer and sale of the Note and the shares of FCC Common Stock (the “Securities”) have not been registered under the Securities Act; (ii) the Securities must be held indefinitely, and Lender must continue to bear the economic risk of his investment in the Securities, until and unless the offer and sale of such Securities is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available; (iii) there is no established market for the Securities, and it is not anticipated that there will be any such market for the Securities in the foreseeable future; (iv) the safe harbor provisions of Rule 144 promulgated under the Securities Act (“Rule 144”), including the holding period, have not been satisfied as of the date of this Agreement and is not currently available with respect to the sale of any Securities, and may never become available; (v) if and when the Securities being purchased by the Lender hereunder may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule; (vi) restrictive legends will be placed on the certificates representing the Securities indicating that the Note and the FCC Common Stock has not been registered under the Securities Act and that resales must be made in compliance with the Securities Act or an exemption therefrom; (vii) a notation will be made in the appropriate records of BVC and FCC indicating that the Securities are subject to restrictions on transfer and, if BVC or FCC should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Securities; and the Securities may become subject to a lock-up agreement as may be required by the underwriters for the IPO (and Lender agrees to be bound by any such lock-up agreement, provided that it is substantially similar to any lock-up agreement entered into by the Founders).

(e) (i) The Lender’s financial situation is such that the Lender can afford to bear the economic risk of holding the Securities for an indefinite period of time and that the Lender has adequate means for providing for the Lender’s current needs and personal contingencies, and can afford to suffer the complete loss of his or its investment in the Securities; (ii) the Lender’s knowledge and experience in financial and business matters are such that the Lender is capable of evaluating the merits and risks of the Lender’s investment in the Securities, or the Lender has been advised by a representative possessing such knowledge and experience; (iii) the Lender understands that BVC is a conduit vehicle for business development activities and that FCC has engaged in no operations to date, and, with the exception of certain non-binding letters of intent with various founding companies, FCC has not entered into any agreements or understandings with respect to the acquisition of any operating business; (iv) the Lender understands that the Securities constitute a speculative investment which involves a high degree of risk of loss of Lender’s investment therein; (v) the Lender and the Lender’s representatives, including the Lender’s professional, financial, tax and other advisors, if any, have carefully considered the proposed investment by the Lender in the Securities, and the Lender understands and has taken cognizance of (or has been advised by the Lender’s representatives as to) the risks related to the acquisition of the Securities, and no representations or warranties have been made by BVC, FCC or any officer, director or other representative thereof to Lender or his or its representatives concerning the Securities, BVC, FCC or FCC’s business, operations, financial condition or prospects or other matters except as set forth herein; (vi) in making the decision to purchase the Securities, the Lender has relied upon independent investigations made by the Lender and, to the extent believed by the Lender to be appropriate, the Lender’s representatives, including the Lender’s professional, financial, tax and other advisors, if any; (vii) the Lender and the Lender’s representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, BVC, FCC and their representatives concerning the terms and conditions of the acquisition of the Securities and to obtain any additional information which the Lender or the Lender’s representatives deem necessary; (viii) the Lender and his or its representatives, if any, are familiar with the business, operations, finances and prospects of FCC; (ix) the Lender is aware of and familiar with the various restrictions imposed on the transfer by the Lender of the Securities, including, without limitation, the restrictions imposed by the Securities Act, and understands that there are substantial restrictions on the transferability of the Securities, and that, for an indefinite period following the funding of the Loans, there will be no public market for the Securities and that, accordingly, it may not be possible to liquidate the Lender’s investment in FCC in case of emergency, if at all; (x) the Lender is aware that the Lender will have no right to require registration of the Securities under the Securities Act and must bear the economic risk of his or its investment therein; (xi) the Lender acknowledges that BVC is entering into this Agreement in reliance upon the Lender’s representations and warranties in this Agreement, including, without limitation, those set forth in this Section 6; and (xii) the Lender understands that repayment of the Note will depend entirely upon the ability of FCC to secure adequate financing through an initial public offering of its common stock and that there is no assurance that FCC will be able to secure such financing.

7. Right of First Refusal to Advance Additional Loan Amounts. In the event BVC determines that additional funding in excess of $2,000,000 is required for the expenses of the IPO, BVC shall first offer to the Lender the opportunity to advance its proportionate share (together with all other members of the Investor Group for the Series) of such additional funds.

8. Accounting. The Lender shall be entitled to receive an accounting for all advances to BVC.

9. Release. The Lender acknowledges that the amounts committed to be loaned hereunder, up to the full amount of the Loan Commitment Amount, will be employed by BVC in the inherently speculative venture of developing FCC’s business plan and financing a proposed IPO of FCC’s Common Stock, that the Lender will have no recourse to the assets and properties of BVC or FCC, and that there is a high degree of risk that the Lender will lose all of its Loan Commitment Amount. Accordingly, the Lender releases BVC, FCC, Steven Colmar, Richard Rees, Julian Colmar and Craig Colmar to the fullest extent possible from any claim that the Lender was uninformed or misled in connection with its entry into this Agreement and performance hereunder or that BVC, FCC, Steven Colmar, Richard Rees, Julian Colmar or Craig Colmar misstated a material fact or failed to provide Lender with material information relevant to making a decision to enter into and perform this Agreement.

10. Amendments. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party or parities to be bound by the modification or amendment.

11. Captions. The captions of paragraphs and subparagraphs of this Agreement are for convenience only and shall not affect this the construction or interpretation of this Agreement.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement and all of which, when taken together, shall be considered to constitute one and the same agreement.

13. Governing Law. This Agreement shall be governed by the laws of the State of Texas without regard to conflicts of law principles.

14. Binding Effect. This Agreement shall apply to, be binding in all respects upon and inure to the benefit of parties and their respective heirs, legal representatives, successors and assigns.

Business Ventures Corp.

By:
Steven P. Colmar,
President and Chief Executive Officer

[Name of Investor]

As to the provisions of paragraph 3 only:

The Austin Trust dated January 1, 2006

Steven P. Colmar, Trustee

Richard Rees

Julian Colmar

Craig P. Colmar

[SIGNATURE PAGE TO SUBORDINATED LOAN FUNDING AGREEMENT]

EXHIBIT A

INVESTOR SUBORDINATED NON-RECOURSE NOTE

NEITHER THIS NOTE NOR ANY SECURITY ISSUABLE IN CONNECTION THEREWITH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHERE THE HOLDER HAS FURNISHED TO BUSINESS VENTURES CORP., AN OPINION OF ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

BUSINESS VENTURES CORP.

PROMISSORY NOTE DUE MARCH 1, 2020

$__________	April__, 2019
Austin, Texas

FOR VALUE RECEIVED, Business Ventures Corp., a Delaware corporation (“Payor”), having its executive office and principal place of business at 1108 Lavaca Street, #110-247, Austin Texas 78701, hereby promises to pay to __________ (“Payee”) on the earlier of 10 days after FCC’s completion of its IPO (as defined in paragraph 1.3 hereof) or March 1, 2020 (the “Maturity Date”), at Payee’s address set forth above, the principal sum of ________Thousand Dollars ($_________), together with interest thereon as set forth in paragraph 1.1 hereof.

This Note is part of a series of notes being offered to accredited investors in an aggregate principal amount of $2,000,000 (the “Series”) pursuant to a Subordinated Loan and Funding Agreement between the holder of this Note and Payor (the “Funding Agreement”). All capitalized terms used herein without definition shall have the same meaning as in the Funding Agreement. This Note shall rank pari passu with all other Notes in the Series.

1. Interest and Payment, Non-recourse Obligation.

1.1. The principal amount of this Note outstanding from time to time shall bear simple interest from the date hereof through the Maturity Date at the annual rate of six percent (6%) (the “Note Rate”).

1.2. If payment of the principal amount of this Note, together with accrued unpaid interest thereon at the Note Rate is not paid on the Maturity Date, or on any date at which the principal of, and accrued unpaid interest on, this Note are declared to be or become due and payable prior to the Maturity Date as provided herein then interest shall accrue on such unpaid amount from and after such date of default to the date of the payment in full of such unpaid amount (including from and after the date of the entry of judgment in favor of Payee in an action to collect this Note) at an annual rate equal to 9%.

1.3. The holder of this Note shall have no recourse against any of the assets or properties of Payor other than the proceeds of an initial public offering (“IPO”) of the common stock of Flooring Consolidation Corp., a Delaware corporation, from which proceeds this Note shall be paid.

2. Replacement of Note. In case this Note is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute and deliver, a new Note, in exchange and substitution for this Note, if mutilated, or in lieu of and substitution for this Note, if destroyed, lost or stolen. In the case of destruction, loss or theft, Payee shall furnish to Payor indemnity reasonably satisfactory to Payor, and in any such case, and in the case of mutilation, Payee shall also furnish to Payor evidence to its theft of this Note and of the ownership thereof. Any replacement Note so issued shall be in the same outstanding principal amount as this Note and dated the date of this Note.

3. Events of Default. If any of the following events (each an “Event of Default”) shall occur:

3.1. The dissolution of Payor or any vote in favor thereof by its board of directors or stockholders; or

3.2. Payor shall become insolvent, or make an assignment for the benefit of creditors, or file with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or there shall be filed by Payor a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or there shall be filed against Payor any such application or petition, which application or petition is not dismissed or withdrawn within thirty (30) days from the date of filing thereof; or

3.3 Payor shall fail to pay the principal of, or interest on this Note, as and when the same shall become due and payable; or

3.4 Payor shall admit in writing its inability to pay its debts as they mature; then, upon the occurrence of any such Event of Default and at any time thereafter, Payee shall have the right to declare the principal of, accrued unpaid interest on, and all other amounts payable under this Note to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable to Payee, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

4. Subordination.

4.1. The indebtedness evidenced by this Note is subordinate and junior in right of payment to all Senior Debt (as defined in Section 4.5) to the extent provided in this Section 4, and Payee, by acceptance hereof, agrees to the subordination herein provided and shall be bound by the provisions hereof.

4.2. Upon the happening of an event of default with respect to any indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of or interest on this Note, or in respect of any redemption, retirement, purchase or other acquisition of this Note.

4.3 In the event of:

(a)	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Payor, its creditors or its property,

(b)	any proceeding for the liquidation, dissolution or other winding-up of the Payor, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

(c)	any assignment by Payor for the benefit of creditors, or

(d)	any other marshaling of the assets of Payor,

all Senior Debt (including any interest and premium, if any, thereon accruing after the commencement of any such proceeding) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to Payee on account of this Note. Any payment or distribution, whether in cash, securities or other property, which would otherwise (but for provisions of this Section 5) be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceeding) has been paid in full, and in furtherance thereof the Payee irrevocably authorizes and empowers (without imposing any obligation on) each holder of Senior Debt at the time outstanding as Payee’s representative to demand, sue for, collect and receive Payee’s ratable share of all such payments and distributions and to receipt therefor, and to file and prove all claims therefor and take all such other action (including the right to vote such Senior Debt in the name of Payee or otherwise), as such Senior Debt may determine to be necessary or appropriate.

4.4 If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by Payee on account of this Note in contravention of any of the terms of this Section 4 and before all the Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full.

4.5 The term “Senior Debt” shall mean (i) all indebtedness of Payor for money borrowed which is not expressly stated to be subordinated indebtedness (ii) all liabilities of Payor to trade creditors including but not limited to providers of services to Payor.

5. Restriction on Transfer. This Note has not been registered under the securities laws of the United States of America or any state thereof. This Note has been acquired for investment. Accordingly, no interest in this Note may be offered for sale, sold or transferred, in the absence of registration and qualification of this Note under applicable federal and state securities laws or an opinion of counsel of Payee reasonably satisfactory to Payor that such registration and qualification are not required.

6. Waiver of Liability. This Note is a non-recourse obligation of the Payor and the Payee hereby acknowledges and agrees that no stockholder, director, officer, incorporator or controlling person or any other person associated with the Payor shall have any liability with respect to this Note.

7. Miscellaneous.

7.1. The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

7.2. All notices required or permitted to be give hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, facsimile transmission, or overnight courier, to the address of the intended recipient set forth in the first paragraph of this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions hereof.

7.3. This Note and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the laws of the State of Delaware.

[INTENTIONALLY LEFT BLANK]

BUSINESS VENTURES CORP.

By:
Steven P. Colmar,
President and Chief Executive Officer

Acknowledgment:

[Name of Payee]

[SIGNATURE PAGE TO PROMISSORY NOTE]